NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, Illinois 60601-5382, 312/346-8100
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For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             Leslie Loyet
Chairman & CEO                          Analysts/Investors
(312) 346-8100                          (312) 640-6672
                                        lloyet@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:
Tim Grace
Media Inquiries
(312) 640-6667
tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                 NYSE: ORI
THURSDAY, APRIL 27, 2006


      OLD REPUBLIC REPORTS FIRST QUARTER 2006 RESULTS LED BY A 4.3 PERCENT
                   INCREASE IN NET OPERATING INCOME PER SHARE

--------------------------------------------------------------------------------
                              Financial Highlights
   (unaudited; amounts in millions except per share data and percentages; all per share amounts are shown on a diluted basis and have been restated
    retroactively to reflect the 25% stock dividend issued in December 2005)
--------------------------------------------------------------------------------

                                          Quarters Ended March 31,
                                 -------------------------------------------
                                        2006        2005       Change
                                 -------------------------------------------
 Total Revenues                      $ 942.9      $880.2        7.1%
 Net Operating Income                $ 112.5      $109.1        3.1%
 Net Income                          $ 117.4      $114.3        2.7%
 Diluted Earnings Per Share:
   Net Operating Income              $  0.49      $ 0.47        4.3%
   Net Income                        $  0.51      $ 0.49        4.1%

--------------------------------------------------------------------------------

Chicago - April 27, 2006 - Old Republic International Corporation (NYSE: ORI), today announced that net operating earnings were slightly higher in this year's first quarter. Earnings for the latest quarter benefited from continued strength in general insurance operations, but were impacted adversely by a cyclical downturn in title insurance profitability and lower mortgage guaranty underwriting margins.

As shown in the above table, Old Republic's consolidated net operating earnings, which exclude net realized investment gains, amounted to $112.5 million, or 49 cents per share, for the first quarter of 2006, compared to $109.1 million, or 47 cents per share in the same period of 2005. Inclusive of net realized investment gains, net income for this year's first quarter amounted to $117.4 million, or 51 cents per share, versus $114.3 million, or 49 cents per share in the year-ago period.

                                     -more-

Old Republic International Corporation
Add 1

Consolidated Results

The major components of Old Republic's consolidated operating revenues and income were as follows for the first three months of 2006 and 2005:

                                                 ($ in millions, except share data)
                                           -----------------------------------------------
                                                      Quarters Ended March 31,
                                           -----------------------------------------------
                                                2006             2005            Change
                                           -------------    -------------    -------------
 Operating revenues:
   General insurance                       $      516.9     $      482.5             7.1%
   Mortgage guaranty                              131.2            127.0             3.3
   Title insurance                                260.3            238.4             9.2
   Corporate and other                             26.8             24.2
                                           -------------    -------------    -------------
      Total                                $      935.3     $      872.2             7.2%
                                           =============    =============    =============
 Pretax operating income (loss):
   General insurance                       $       97.0     $       84.8            14.3%
   Mortgage guaranty                               60.1             64.6            -7.0
   Title insurance                                  7.6             12.8           -40.6
   Corporate and other                              (.3)            (1.7)
                                           -------------    -------------    -------------
      Sub total                                   164.4            160.5             2.4
                                           -------------    -------------    -------------
 Realized investment gains (losses):
   From sales                                       7.5             13.0
   From impairments                                   -             (5.1)
                                           -------------    -------------
      Net realized gains                            7.5              7.9
                                           -------------    -------------    -------------
 Consolidated pretax income                       171.9            168.5             2.0
      Income taxes                                 54.5             54.2              .6
                                           -------------    -------------    -------------
 Net income                                $      117.4     $      114.3             2.7%
                                           =============    =============    =============
 Consolidated underwriting ratio:
      Benefits and claims ratio                   43.3%            43.9%
      Expense ratio                               46.5             44.6
                                           -------------    -------------
        Composite ratio                           89.8%            88.5%
                                           =============    =============
 Components of diluted earnings per share:
   Net operating income                    $       0.49     $       0.47             4.3%
    Net realized investment gains                  0.02             0.02
                                           -------------    -------------    -------------
   Net income                              $       0.51     $       0.49             4.1%
                                           =============    =============    =============

Consolidated results are provided in terms of both operating and net income to highlight the effect of realized investment gain or loss recognition on period-to-period comparisons. Recognition of such gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors.

                                     -more-

Old Republic International Corporation
Add 2

General Insurance Results

The General Insurance Group continued to grow its book of business and maintain strong underwriting results. Key indicators of Old Republic's General Insurance performance follow:

                                                   ($ in millions)
                                       ----------------------------------------
                                                Quarters Ended March 31,
                                       ----------------------------------------
                                           2006          2005         Change
                                       ------------  ------------  ------------
 Net premiums earned                   $     459.9   $     431.1          6.7%
 Net investment income                        52.9          47.8         10.6
 Pretax operating income               $      97.0   $      84.8         14.3%
                                       ============  ============  ============

 Claims ratio                                64.5%         66.8%
 Expense ratio                               25.9          24.5
                                       ------------  ------------
  Composite ratio                            90.4%         91.3%
                                       ============  ============

General Insurance earned premiums continued to reflect the reasonably stable pricing environment of recent periods, as well as a moderate amount of new business. Underwriting results in the latest quarter benefited from relatively steady overall claims ratios and control of production and administrative expenses. The composite underwriting ratio represents the most widely accepted indicator of underwriting performance in the industry, and Old Republic has produced a favorable general insurance composite ratio below 100 percent for 16 consecutive quarters. Both underwriting/service and net investment income contributed to the increase in general insurance pretax income in this year's first quarter, with net investment income rising on the strength of a greater invested asset base and higher short-term interest rates.


Mortgage Guaranty Results

Old Republic's Mortgage Guaranty Group showed slightly lower pretax operating earnings in this year's first three months. Key indicators of this segment's performance follow:

                                                   ($ in millions)
                                       ----------------------------------------
                                                Quarters Ended March 31,
                                       ----------------------------------------
                                           2006          2005         Change
                                       ------------  ------------  ------------
 Net premiums earned                   $     109.0   $     105.4          3.4%
 Net investment income                        19.1          17.5          9.2
 Pretax operating income               $      60.1   $      64.6         -7.0%
                                       ============  ============  ============

 Claims ratio                                38.8%         32.2%
 Expense ratio                               23.7          23.1
                                       ------------  ------------
  Composite ratio                            62.5%         55.3%
                                       ============  ============

The composite underwriting ratio of 62.5 percent in the first quarter of 2006 was 13.0 percent higher than the corresponding ratio of 55.3 percent in 2005. Substantially all of the increase was due to higher claim costs. The increase in claim costs stems primarily from higher paid claims, as well as expectations of greater claim frequency and severity for the traditional primary business. The lower underwriting profit margin evidenced by this year's higher composite ratio was partially offset by net investment income growth.

                                     -more-

Old Republic International Corporation
Add 3

Title Insurance Results

Old Republic's Title Insurance segment registered a significant drop in profitability in the first quarter of 2006. Key indicators of that performance follow:

                                                   ($ in millions)
                                       ----------------------------------------
                                                Quarters Ended March 31,
                                       ----------------------------------------
                                           2006          2005         Change
                                       ------------  ------------  ------------
 Net premiums and fees earned          $     253.4   $     231.7          9.4%
 Net investment income                         6.8           6.3          6.7
 Pretax operating income               $       7.6   $      12.8        -40.6%
                                       ============  ============  ============

 Claims ratio                                 6.2%          6.0%
 Expense ratio                               93.4          91.2
                                       ------------  ------------
  Composite ratio                            99.6%         97.2%
                                       ============  ============

While overall title premium and fee revenues were up by 9.4 percent in this year's first quarter, profit margins from underwriting/service operations deteriorated significantly. Substantially all of the margin compression occurred in the segment's direct operations, most of which are concentrated in the Western United States. Revenues in that region dropped by approximately 23 percent year-over-year to a level much lower than required to support the related operating expense structure. As a consequence of the relatively greater expense load, the segment posted a much higher composite underwriting ratio in this year's first quarter. The 6.7 percent growth in net investment income was insufficient to offset the significant reduction in underwriting/service profitability during the most recent quarter.

Corporate and Other Operations

Old Republic's small life and health business, and the net corporate service costs of the parent holding company and internal services subsidiaries produced combined pretax losses of $0.3 million and $1.7 million in the first quarters of 2006 and 2005, respectively. Life and health pretax income was affected adversely by greater life insurance claim costs for the first three months of 2006. Overall net corporate expenses, however, were lower year-over-year.

Cash, Invested Assets and Shareholders' Equity

The following table shows the changes in consolidated cash and invested assets as well as shareholders' equity, as of the dates shown:

                                          ($ in millions, except share data)
                                       ----------------------------------------
                                                       March 31,
                                       ----------------------------------------
                                           2006          2005         Change
                                       ------------  ------------  ------------
 Cash and invested assets:
      Total                            $   7,469.3   $   7,016.7          6.4%
      Per share                              32.50         30.72          5.8
 Shareholders' equity:
 Total: as reported                        4,066.8       3,880.9          4.8
        at cost                            4,064.3       3,787.5          7.3
 Per share: as reported                      17.69         16.99          4.1
            at cost                    $     17.68   $     16.58          6.6%
                                       ============  ============  ============

                                     -more-

Old Republic International Corporation
Add 4

Effective January 1, 2006, the Company reclassified its long-term investments in U.S. Treasury Tax and Loss Bonds held by its mortgage guaranty insurance subsidiaries. The reclassification is intended to conform to more common industry reporting practices and to better align such assets with the corresponding long-term deferred income tax liabilities to which they relate. As a result of this reclassification, invested asset balances have been reduced and the prepaid income tax asset has been increased, while periodic operating cash flow and cash flow from investing activities have been adjusted by correspondingly identical amounts as shown in the following tables. The reclassification has no effect on the financial position or net income of the Company, nor does it call for the receipt or disbursement of any additional cash resources. The following table shows the effect of these adjustments on pertinent financial statement performance indicators as of the balance sheet dates and for the periods shown.

                                                                               ($ in millions)
                                                                   ----------------------------------------
                                                                     March 31,   December 31,    March 31,
                                                                       2006          2005          2005
                                                                   ------------  ------------  ------------
 Cash and invested assets:
      Previous classification                                      $   7,937.8   $   7,939.9   $   7,562.5
      After reclassification                                           7,469.3       7,394.1       7,016.7
         Change                                                         (468.4)       (547.7)       (545.7)
 Total other assets:
      Previous classification                                          3,676.8       3,603.2       3,117.0
      After reclassification                                           4,145.3       4,149.0       3,662.8
         Change                                                    $     468.4   $     547.7   $     545.7
                                                                   ============  ============  ============

                                                                         ($ in millions)
                                                     ------------------------------------------------------
                                                           Quarters Ended               Years Ended
                                                              March 31,                 December 31,
                                                     --------------------------  --------------------------
                                                         2006          2005          2005         2004
                                                     ------------  ------------  ------------  ------------
 Cash flows from operating activites:
      Previous classification                        $     107.3   $     195.6   $     880.0   $     828.3
      After reclassification                               184.6         149.1         833.6         775.5
         Change                                             77.3         (46.4)        (46.4)        (52.8)
 Cash flows from investing activites:
      Previous classification                              (82.6)       (171.6)       (589.9)       (734.1)
      After reclassification                              (159.9)       (125.2)       (543.5)       (681.3)
         Change                                      $     (77.3)  $      46.4   $      46.4   $      52.8
                                                     ============  ============  ============  ============

The investment portfolio reflects a current allocation of approximately 87 percent in fixed-maturity securities and 8 percent in equities. As in the past, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans.

The latest quarter's change in shareholders' equity reflects principally additions from earnings in excess of dividend payments, offset by a decline in the value of investment securities carried at market values.

                                     -more-

Old Republic International Corporation
Add 5

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its first quarter 2006 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. A replay will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $11.6 billion and shareholders' equity of $4.0 billion or $17.69 per share. Its current stock market valuation is approximately $5.1 billion, or $22.26 per share.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and, accordingly, they may not be unduly relied upon.

          For the latest news releases and other corporate documents on
                     Old Republic International Corporation
                           Visit: www.oldrepublic.com
                               -------------------
                           Financial Tables Follow....

                                     -more-

Old Republic International Corporation
Add 6

                                               Old Republic International Corporation
                                                      FINANCIAL HIGHLIGHTS (*)
                                                 ($ in Millions, Except Share Data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Quarters Ended
                                                                                                     March 31,
                                                                                         ---------------------------------
                                                                                               2006              2005         Change
                                                                                         -------------------------------------------
NET INCOME:
  Total                                                                                          $117.4            $114.3      2.7%
                                                                                         ===============   ===============
  Per Share: Basic                                                                                $0.51             $0.50      2.0%
                                                                                         ===============   ===============
             Diluted                                                                              $0.51             $0.49      4.1%
                                                                                         ===============   ===============


Average number of shares outstanding:
             Basic                                                                          229,835,408       228,351,494
                                                                                         ===============   ===============
             Diluted                                                                        231,999,922       230,861,205
                                                                                         ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
------------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net operating income                                                                            $0.49             $0.48      2.1%
  Realized investment gains                                                                        0.02              0.02
                                                                                         ---------------   ---------------
    Net income                                                                                    $0.51             $0.50      2.0%
                                                                                         ===============   ===============
Diluted Earnings:
  Net operating income                                                                            $0.49             $0.47      4.3%
  Realized investment gains                                                                        0.02              0.02
                                                                                         ---------------   ---------------
    Net income                                                                                    $0.51             $0.49      4.1%
                                                                                         ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION SUMMARY:
------------------------------------------------------------------------------------------------------------------------------------

                                                                           March 31,       December 31,       March 31,
                                                                             2006             2005              2005
                                                                       ----------------  ---------------   ---------------
Assets:
  Cash and fixed maturity securities                                          $6,744.0         $6,675.4          $6,448.4
  Equity securities                                                              572.2            552.4             413.6
  Other invested assets                                                          153.0            166.3             154.7
  Accounts and premiums receivable                                               819.2            803.4             544.2
  Reinsurance balances recoverable                                             2,227.6          2,167.2           1,924.3
  Prepaid federal income taxes                                                   468.4            545.7             545.7
  Sundry assets                                                                  629.8            632.5             648.6
                                                                       ----------------  ---------------   ---------------
      Total                                                                  $11,614.6        $11,543.2         $10,679.5
                                                                       ================  ===============   ===============

Liabilities and Shareholders' Equity:
  Policy liabilities                                                          $1,245.0         $1,228.1          $1,088.1
  Benefit and claim reserves                                                   5,068.7          4,939.8           4,544.4
  Federal income tax payable: current                                             38.6            129.3              42.1
                              deferred                                           404.5            421.6             522.9
  Debt                                                                           142.2            142.7             143.2
  Sundry liabilities                                                             648.5            657.4             457.7
  Shareholders' equity                                                         4,066.8          4,024.0           3,880.9
                                                                       ----------------  ---------------   ---------------
      Total                                                                  $11,614.6        $11,543.2         $10,679.5
                                                                       ================  ===============   ===============

Number of shares outstanding                                               229,845,866      229,575,404       228,376,174
                                                                       ================  ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------

(*) Per share data reflect adjustments for the 25% stock dividend issued in December 2005.

                                     -more-

Old Republic International Corporation
Add 7

                                               Old Republic International Corporation
                                                    SEGMENTED OPERATING SUMMARY
                                                          ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                   Net                                                                                     Pretax
                Premiums       Net                                                Sales                   Operating     Composite
                 & Fees     Investment     Other      Operating     Benefits     & Other        Total      Income     Underwriting
  Segment        Earned       Income       Income     Revenues      & Claims     Expenses     Expenses     (Loss)        Ratios
------------  ------------  -----------  ----------  -----------  ------------  -----------  ----------  -----------  -------------
Quarter Ended March 31, 2006
----------------------------
General            $459.9        $52.9        $4.0       $516.9        $296.5       $123.4      $419.9        $97.0          90.4%
Mortgage            109.0         19.1         3.0        131.2          42.3         28.8        71.1         60.1          62.5%
Title               253.4          6.8         ---        260.3          15.6        237.1       252.7          7.6          99.6%
Other                21.3          3.7         1.7         26.8          10.9         16.1        27.1         (0.3)           ---
              ------------------------------------------------------------------------------------------------------
Consolidated       $843.8        $82.7        $8.8       $935.3        $365.4       $405.5      $770.9       $164.4          89.8%
              ======================================================================================================  =============

Quarter Ended March 31, 2005
----------------------------
General            $431.1        $47.8        $3.6       $482.5        $288.1       $109.5      $397.7        $84.8          91.3%
Mortgage            105.4         17.5         4.0        127.0          33.9         28.3        62.3         64.6          55.3%
Title               231.7          6.3         0.2        238.4          13.8        211.7       225.6         12.8          97.2%
Other                20.6          3.5         0.1         24.2          10.4         15.5        26.0         (1.7)           ---
              ------------------------------------------------------------------------------------------------------
Consolidated       $788.8        $75.3        $8.0       $872.2        $346.3       $365.2      $711.6       $160.5          88.5%
              ======================================================================================================  =============

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended March 31, 2006
-----------------------------------------
General          $1,834.0       $202.1       $15.8     $2,052.0      $1,215.2       $474.5    $1,689.7       $362.2          91.2%
Mortgage            433.1         71.7        15.4        520.3         168.0        113.0       281.0        239.2          61.3%
Title             1,103.5         26.4         0.5      1,130.5          66.6        980.3     1,047.0         83.5          94.7%
Other                71.0         17.1        12.9        101.1          34.6         65.3        99.9          1.2            ---
              ------------------------------------------------------------------------------------------------------
Consolidated     $3,441.9       $317.4       $44.7     $3,804.1      $1,484.5     $1,633.2    $3,117.8       $686.3          88.8%
              ======================================================================================================  =============

Fiscal Twelve Months Ended March 31, 2005
-----------------------------------------
General          $1,677.5       $186.8       $15.2     $1,879.7      $1,108.4       $427.6    $1,536.1       $343.5          90.6%
Mortgage            409.8         68.6        18.1        496.7         148.0        116.9       264.9        231.7          60.2%
Title             1,022.8         25.7         1.0      1,049.5          59.6        927.7       987.4         62.1          96.4%
Other                68.1         14.4         0.6         83.1          36.0         63.5        99.6        (16.4)           ---
              ------------------------------------------------------------------------------------------------------
Consolidated     $3,178.3       $295.6       $35.1     $3,509.1      $1,352.2     $1,535.8    $2,888.1       $621.0          89.0%
              ======================================================================================================  =============

------------------------------------------------------------------------------------------------------------------------------------




                                     -more-

Old Republic International Corporation
Add 8

                                               Old Republic International Corporation
                                                   SEGMENTED OPERATING STATISTICS
                                                             ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Quarters Ended
                                                                                                             March 31,
                                                                                                  ---------------------------------
                                                                                                       2006              2005
                                                                                                  ---------------------------------
General Insurance:
  Benefits and claims ratio                                                                                64.5%             66.8%
  Expense ratio                                                                                            25.9%             24.5%
                                                                                                  ---------------   ---------------
    Composite ratio                                                                                        90.4%             91.3%
                                                                                                  ===============   ===============

  Paid loss ratio                                                                                          48.1%             49.5%
                                                                                                  ===============   ===============


Mortgage Guaranty:
  New insurance written: Traditional Primary                                                            $3,892.5          $4,705.6
                         Bulk                                                                            3,256.9           3,299.5
                         Other                                                                              51.3              39.8
                                                                                                  ---------------   ---------------
                         Total                                                                          $7,200.7          $8,045.0
                                                                                                  ===============   ===============

  Net risk in force: Traditional Primary                                                               $14,587.0         $15,274.2
                     Bulk                                                                                1,823.7           1,094.5
                     Other                                                                                 586.8             580.4
                                                                                                  ---------------   ---------------
                     Total                                                                             $16,997.6         $16,949.2
                                                                                                  ===============   ===============

  Earned premiums: Direct                                                                                 $128.9            $124.6
                                                                                                  ===============   ===============
                   Net                                                                                    $109.0            $105.4
                                                                                                  ===============   ===============

  Persistency/Traditional Primary                                                                          66.6%             65.2%
                                                                                                  ===============   ===============

  Delinquency ratio: Traditional Primary                                                                   4.12%             3.75%
                                                                                                  ===============   ===============
                     Bulk                                                                                  3.42%             3.79%
                                                                                                  ===============   ===============

  Claims ratio                                                                                             38.8%             32.2%
  Expense ratio                                                                                            23.7%             23.1%
                                                                                                  ---------------   ---------------
    Composite ratio                                                                                        62.5%             55.3%
                                                                                                  ===============   ===============

  Paid loss ratio                                                                                          32.9%             31.6%
                                                                                                  ===============   ===============


Title Insurance:
  Direct orders opened                                                                                    86,911            99,025
                                                                                                  ===============   ===============
  Direct orders closed                                                                                    68,109            77,118
                                                                                                  ===============   ===============

  Claims ratio                                                                                              6.2%              6.0%
  Expense ratio                                                                                            93.4%             91.2%
                                                                                                  ---------------   ---------------
    Composite ratio                                                                                        99.6%             97.2%
                                                                                                  ===============   ===============

  Paid loss ratio                                                                                           4.1%              5.0%
                                                                                                  ===============   ===============

                                      -30-